                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      May 15, 1998
                                                ------------------------

                              BMC INDUSTRIES, INC.
           -------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        MINNESOTA                          1-8467               41-0169210
-----------------------------   --------------------------   ---------------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                     Identification No.)



ONE MERIDIAN CROSSINGS
SUITE 850
MINNEAPOLIS, MINNESOTA                                             55423
----------------------------------------                        ------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code   (612) 851-6000
                                                   -------------------

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     On May 15, 1998, Vision-Ease Lens Azusa, Inc., f/k/a VIS-ORC, Inc. (the "Company") (a wholly-owned subsidiary of Vision-Ease Lens, Inc., in turn a wholly-owned subsidiary of BMC Industries, Inc. ("BMC")) acquired substantially all of the assets, properties and rights (the "Assets") of Monsanto Company, a Delaware corporation ("Monsanto"), used in the Orcolite business unit (the "Business"), an operating division of Monsanto, for the cash purchase price of $101,000,000. This acquisition occurred pursuant to the Asset Purchase Agreement between the Company and Monsanto dated as of March 25, 1998 (previously filed with BMC's Current Report on Form 8-K dated March 25, 1998, File No. 1-8467), as amended pursuant to Amendment No. 1 to Asset Purchase Agreement dated as of May 15, 1998 between Monsanto and the Company (previously filed with BMC's Current Report on 8-K dated May 15, 1998, (File No. 1-8467). This Form 8-K/A includes the following financial information required under Item 7 that was not contained in the previously filed Form 8-K dated May 15, 1998 (File No. 1-8467).

                                                                                   PAGE
(a)  FINANCIAL STATEMENTS                                                        --------

Audited Financial Statements of the Orcolite Business Unit

     Report of Ernst & Young LLP, Independent Auditors                               4

     Balance Sheet as of March 31, 1998                                              5

     Statement of Earnings for the Year Ended March 31, 1998                         6

     Statement of Cash Flows for the Year Ended March 31, 1998                       7

     Notes to Financial Statements                                                  8-11

(b)  PRO FORMA FINANCIAL INFORMATION

     Pro Forma Information                                                           12

     Unaudited Pro Forma Condensed Combined Balance Sheet as of
     March 31, 1998                                                                  13

     Unaudited Pro Forma Condensed Combined Statement of Earnings for the
     Year Ended March 31, 1998                                                       14

     Unaudited Pro Forma Condensed Combined Statement of Earnings for the
     Three Month Period Ended March 31, 1998                                         15

     Notes to Unaudited Pro Forma Condensed Combined Financial Statements          16-17


                                      2

(c)  EXHIBITS

     See exhibit index                                                              18


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BMC Industries, Inc.

         Date:  July 29, 1998          By:   /s/Jeffrey J. Hattara
                                       ---------------------------------
                                       Jeffrey J. Hattara
                                       Vice President of Finance and
                                       Administration, Chief Financial Officer

                         Report of Independent Auditors


The Board of Directors and Stockholders
BMC Industries, Inc.

We have audited the accompanying balance sheet of the Orcolite business unit, an operating division of Monsanto Company, as of March 31, 1998 and the related statements of earnings and cash flows for the year then ended. These financial statements are the responsibility of Orcolite's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Orcolite business unit, an operating division of Monsanto Company, at March 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                         /s/ Ernst & Young LLP
Minneapolis, Minnesota
June 15, 1998

                                MONSANTO COMPANY
                             ORCOLITE BUSINESS UNIT
                                  BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN THOUSANDS)

----------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash                                                                    $     1
Trade accounts receivable, less allowance of $1,352                       6,855
Inventories                                                              12,677
Other current assets                                                        153
---------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                               19,686
---------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT, NET                                       32,485
INTANGIBLE ASSETS, NET                                                   27,747
---------------------------------------------------------------------------------
TOTAL ASSETS                                                            $79,918
---------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt                                       $   999
Accounts payable                                                          4,943
Accrued compensation and benefits                                           546
Payable to affiliates, net                                               12,573
Other current liabilities                                                   146
---------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                          19,207
---------------------------------------------------------------------------------
LONG-TERM DEBT                                                            1,663
PARENT COMPANY INVESTMENT IN BUSINESS UNIT                               59,048
---------------------------------------------------------------------------------
TOTAL LIABILITIES AND PARENT COMPANY INVESTMENT IN BUSINESS UNIT        $79,918
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

SEE NOTES TO FINANCIAL STATEMENTS.

                                MONSANTO COMPANY
                             ORCOLITE BUSINESS UNIT
                              STATEMENT OF EARNINGS
                            YEAR ENDED MARCH 31, 1998
                                 (IN THOUSANDS)

-------------------------------------------------------------------
Revenues                                                 $37,796
Cost of products sold                                     28,397
------------------------------------------------------------------
Gross margin                                               9,399

Selling                                                    3,759
General and administrative                                 3,689
------------------------------------------------------------------
Income from operations                                     1,951
------------------------------------------------------------------

Interest expense                                             164
------------------------------------------------------------------
Earnings before income taxes                               1,787
Income taxes                                                 680
------------------------------------------------------------------
Net earnings                                              $1,107
------------------------------------------------------------------
------------------------------------------------------------------

SEE NOTES TO FINANCIAL STATEMENTS.

                                MONSANTO COMPANY
                             ORCOLITE BUSINESS UNIT
                             STATEMENT OF CASH FLOWS
                            YEAR ENDED MARCH 31, 1998
                                 (IN THOUSANDS)

-----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
NET EARNINGS                                                        $ 1,107
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH PROVIDED
       BY OPERATING ACTIVITIES
    Depreciation and amortization                                     4,405
    Provisions for product returns, uncollectible trade
       receivables and inventory reserves                             2,498
DECREASE (INCREASE) IN ASSETS
    Trade accounts receivable                                        (2,643)
    Inventories                                                      (5,226)
    Other current assets                                                100
    Other noncurrent assets                                             183
INCREASE (DECREASE) IN LIABILITIES
    Accounts payable                                                  2,029
    Accrued expenses and other current liabilities                     (596)
-----------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                             1,857
-----------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Additions to property, plant and equipment                       (7,629)
-----------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                (7,629)
CASH FLOWS FROM FINANCING ACTIVITIES
     Payments on capitalized leases                                    (879)
     Increase in amount payable to affiliates                         6,651
-----------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                             5,772
-----------------------------------------------------------------------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                 -
Cash and cash equivalents at beginning of year                            1
-----------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                            $     1
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

SEE NOTES TO FINANCIAL STATEMENTS.

                                 MONSANTO COMPANY
                               ORCOLITE BUSINESS UNIT
                            NOTES TO FINANCIAL STATEMENTS
                                  MARCH 31, 1998

(IN THOUSANDS)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION--The operations of the Orcolite business unit (the "Company"), an operating division of Monsanto Company (the "Parent"), a Delaware Corporation, are based in Azusa, California.

The Company manufactures and distributes polycarbonate and plastic eyeglass lenses for the ophthalmic industry on a worldwide basis. Effective May 15, 1998 all of the assets, properties and rights used in the Company were purchased by Vision-Ease Lens Azusa, Inc., f/k/a VIS-ORC, Inc., a wholly-owned subsidiary of Vision-Ease Lens, Inc., in turn a wholly-owned subsidiary of BMC Industries, Inc. ("BMC"). See note 8 to the financial statements.

REVENUE RECOGNITION--The Company recognizes revenue upon shipment of product to the customer.

INVENTORIES--Stated at the lower of cost or market. Actual cost is used to value raw materials and supplies. Standard cost, which approximates actual cost, is used to value finished goods and work in process. The provision for potentially obsolete or slow-moving inventory is made based on management's analysis of inventory levels and future sales forecasts.

PROPERTY, PLANT AND EQUIPMENT--Stated at cost or at fair value as of the date acquired in a business combination accounted for as a purchase, less accumulated depreciation and amortization. Depreciation is provided on the straight-line method over estimated useful lives of 3 to 25 years. Amortization expense of capital leases is included in depreciation expense. Depreciation of assets included in construction in progress does not begin until the construction is complete and the assets are placed into service.

INTANGIBLE ASSETS--Consist primarily of goodwill and are stated at cost or at fair value as of the date acquired in a business acquisition accounted for as a purchase, less accumulated amortization. Amortization of intangible assets is computed on a straight-line basis over the estimated useful life of 20 years. Amortization expense for the year ended March 31, 1998 was $1,298.

ACCOUNTING FOR LONG-LIVED ASSETS--The Company follows Statement of Financial Accounting Standards No. 121 (SFAS No. 121), ACCOUNTING FOR LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 provides guidelines for recognition of impairment losses related to long-lived assets and certain intangibles. SFAS No. 121 has not had a material impact on the Company's financial position, results of operations or cash flows.

INCOME TAXES--The Company's operations are included with Parent for federal and state income tax reporting purposes. The Company receives a charge or credit from the parent representing federal and state income taxes on a stand-alone basis. The state and federal income tax liability is paid to the Parent on a quarterly basis as an increase to the intercompany account and therefore is not included on the balance sheet.

The differences between income taxes at the U.S. Federal Statutory tax rate and the effective tax rate were as follows for the period ended March 31, 1998:


Statutory rate                                         35.0%
State income taxes, net of federal benefit              3.0
----------------------------------------------------------------
Effective tax rate                                     38.0%
----------------------------------------------------------------

ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   INVENTORIES

The following is a summary of inventories at March 31, 1998:


Raw materials                                          $ 3,741
Work in process                                          1,189
Finished goods                                           7,747
----------------------------------------------------------------
Total inventories                                      $12,677
----------------------------------------------------------------
----------------------------------------------------------------

3.   PROPERTY, PLANT AND EQUIPMENT, NET

The following is a summary of property, plant and equipment, net at March 31, 1998:


Land and improvements                                  $ 1,863
Buildings and improvements                               3,432
Machinery and equipment                                 32,058
----------------------------------------------------------------
   Total                                                37,353
Less accumulated depreciation and amortization           4,868
----------------------------------------------------------------
Total property, plant and equipment, net               $32,485
----------------------------------------------------------------
----------------------------------------------------------------

4.   DEBT

The following is a summary of long-term debt at March 31, 1998:


Capitalized leases                                     $2,197
Note payable                                              465
----------------------------------------------------------------
                                                        2,662
Less amounts due within one year                          999
----------------------------------------------------------------
Total long-term debt                                   $1,663
----------------------------------------------------------------
----------------------------------------------------------------

The Company leases production equipment and land under long-term leases and has the option to purchase the assets for a nominal cost at the termination of the lease.

Property under capital leases consists of the following at March 31, 1998:

Machinery and equipment                                $2,091
Land                                                    1,573
----------------------------------------------------------------
Subtotal                                                3,664
Less accumulated amortization                             465
----------------------------------------------------------------
NET CAPITAL LEASED ASSETS                              $3,199
----------------------------------------------------------------
----------------------------------------------------------------

Future minimum rentals for property, plant and equipment under capital leases are as follows:


----------------------------------------------------------------
1999                                                   $1,102
----------------------------------------------------------------
2000                                                      555
----------------------------------------------------------------
2001                                                      505
----------------------------------------------------------------
2002                                                      229
----------------------------------------------------------------
Thereafter                                                  -
----------------------------------------------------------------
Total minimum lease obligation                          2,391
----------------------------------------------------------------
Less interest                                             194
----------------------------------------------------------------
NET PRESENT VALUE                                      $2,197
----------------------------------------------------------------
----------------------------------------------------------------

Annual maturities of debt for the next five years are $999 in 1999, $500 in 2000, $475 in 2001, $223 in 2002, $0 in 2003 and $465 thereafter.

Interest paid was $164 in 1998.

5.   COMMITMENTS

The Company leases the land and building for one manufacturing facility. At March 31, 1998, the approximate future minimum rental commitments required under non-cancelable operating leases are as follows:

----------------------------------------------------------------
1999                                                   $143
----------------------------------------------------------------
2000                                                    146
----------------------------------------------------------------
2001                                                    136
----------------------------------------------------------------
Thereafter                                                -
----------------------------------------------------------------
TOTAL MINIMUM LEASE PAYMENTS                           $425
----------------------------------------------------------------
----------------------------------------------------------------

Rent expense was $26 in 1998.

6.   EMPLOYEE BENEFIT PLANS

The Parent sponsors a 401(k) savings plan covering all of the employees of the Company. Employees may contribute up to 16% of their compensation on a before-tax basis, subject to the maximum dollar amount allowed under section 404(a) of the Internal Revenue Code, as amended. Under the terms of the savings plan, the Company makes an annual contribution, which is invested in the Parent's stock, equal to 60% of participants' contributions up to 7% of base. Provisions of the plan include vesting of the Company's contributions at the rate of 20% per year of continuous service and payment of benefits upon retirement, total disability, death or termination.

7.   RELATED PARTY TRANSACTIONS

The Company has short-term accounts receivable and payables to the Parent which are shown net in the accompanying balance sheet. These amounts are related to various intercompany transactions including, among others, sales of products to affiliates, purchases of products from affiliates, and allocations of charges for current income taxes and other financial and administrative services. These amounts are due and payable on demand and do not bear interest. Management believes that the above allocations are reasonable and result in costs that are not materially different from those which would have been incurred on a stand-alone basis.

Sales of products to affiliates totaled approximately $5,880 for the year ended March 31, 1998. Purchases of product from affiliates were immaterial for the year ended March 31, 1998.

The Company's cash is managed as part of the Parent's cash management system. The net cash collected or disbursed by the Company is transferred to the Parent on a daily basis through the intercompany account. Transactions such as the reimbursement of expenses incurred by the Parent on behalf of the Company are also recorded through the intercompany account.

8.   SUBSEQUENT EVENT

On March 25, 1998, the Parent entered into an agreement to sell the assets of the Company to Vision-Ease Lens, Inc. for $100,000 plus the assumption of liabilities and subject to post-closing adjustments. The closing date purchase price was subsequently adjusted to $101,000 based on the estimated unaudited working capital on May 15, 1998.

                              BMC INDUSTRIES, INC.
           UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION


The following unaudited pro forma condensed combined financial information gives effect to the Orcolite Business Unit acquisition as if it had occurred at the beginning of the periods presented for purposes of the unaudited pro forma condensed combined statements of operations and as of March 31, 1998 for purposes of the unaudited pro forma condensed combined balance sheet.

The acquisition is accounted for using the purchase method of accounting and, accordingly, the purchase price of $101 million has initially been allocated based on the estimated fair values of assets acquired and liabilities assumed on the date of acquisition. The excess of the purchase price over the estimated fair value of net tangible assets acquired has been recorded as intangibles which are being amortized on a straight-line basis over periods ranging from 7 to 30 years. In addition, as a result of the acquisition, an $11.0 million (pre-tax) charge will be taken immediately related to the write-off of acquired in-process research and development. The actual allocation of the purchase price may differ from that reflected in the unaudited pro forma condensed combined financial information and is therefore subject to change based upon final valuations. However, BMC Industries, Inc. (the "Company") does not expect that the final allocation of the purchase price for the acquisition will differ materially from the allocations in the accompanying pro forma financial information.

THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION IS NOT NECESSARILY INDICATIVE OF WHAT ACTUAL RESULTS WOULD HAVE BEEN HAD THE ORCOLITE BUSINESS UNIT ACQUISITION OCCURRED AT THE DATES INDICATED NOR DOES IT PURPORT TO PROJECT THE FUTURE FINANCIAL POSITION OR THE RESULTS OF FUTURE OPERATIONS OF THE COMPANY.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the audited financial statements of Orcolite Business Unit, including the notes thereto, included elsewhere in this Form 8-K, the audited financial statements of the Company, and the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and the unaudited financial statements of the Company, and the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998.

                              BMC INDUSTRIES, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1998
                                   (UNAUDITED)
                                 (IN THOUSANDS)

The unaudited pro forma condensed combined balance sheet as of March 31, 1998 has been prepared by combining the historical consolidated balance sheet of the Company as of March 31, 1998 with the balance sheet of Orcolite Business Unit as of March 31, 1998, and gives effect to the pro forma adjustments as described in the notes hereto.

-------------------------------------------------------------------------------------------
                                     BMC       ORCOLITE
                                 INDUSTRIES,   BUSINESS     PRO FORMA           PRO FORMA
ASSETS                               INC.        UNIT      ADJUSTMENTS           COMBINED
-------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash equivalents         $  2,238     $     1     $     (1)  (a)       $  2,238
Trade accounts receivable, net      35,893       6,855           -                42,748
Inventories, net                    78,957      12,677       (2,121)  (a)         89,513
Deferred income taxes                6,171           -        4,070   (b)         10,241
Other current assets                 9,173         153            -                9,326
-------------------------------------------------------------------------------------------
     Total Current Assets          132,432      19,686        1,948              154,066
-------------------------------------------------------------------------------------------

Property, plant and equipment,
   net                             180,850      32,485      (12,259)  (a)        201,076
Deferred income taxes                1,229           -            -                1,229
Intangible assets, net               2,920      27,747       36,838   (a),(b)     67,505
Other assets, net                   11,190           -            -               11,190
-------------------------------------------------------------------------------------------

TOTAL ASSETS                      $328,621     $79,918     $ 26,527            $ 435,066
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS'
EQUITY
-------------------------------------------------------------------------------------------
CURRENT LIABILITIES
Current portion of long-term debt $  1,222     $   999     $      -            $   2,221
Accounts payable                    23,540       4,943            -               28,483
Income taxes payable                 3,495           -            -                3,495
Accrued expenses and other
   current liabilities              18,826         692        4,078   (a)         23,596
Payable to affiliates, net               -      12,573      (12,573)  (a)              -
-------------------------------------------------------------------------------------------
     Total Current Liabilities      47,083      19,207       (8,495)              57,795

Long-term debt                      95,571       1,663      101,000   (a)        198,234
Other liabilities                   17,430           -            -               17,430
Deferred income taxes                2,824           -            -                2,824
Stockholders' Equity               165,713      59,048      (65,978)  (a),(b)    158,783
-------------------------------------------------------------------------------------------

Total Liabilities and
Stockholders' Equity              $328,621     $79,918     $ 26,527            $ 435,066
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

                             BMC INDUSTRIES, INC.

               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 has been prepared by combining the consolidated statement of earnings for the Company for the year ended December 31, 1997 with the statement of earnings for Orcolite Business Unit for the year ended March 31, 1998 and gives effect to the pro forma adjustments as described in the notes hereto.


                                     BMC       ORCOLITE
                                 INDUSTRIES,   BUSINESS     PRO FORMA           PRO FORMA
                                     INC.        UNIT      ADJUSTMENTS(c)       COMBINED(c)
-------------------------------------------------------------------------------------------

Revenues                          $312,538     $37,796     $     -              $ 350,334
Cost of products sold              244,468      28,397         142 (d),(e)        273,007
-------------------------------------------------------------------------------------------
Gross margin                        68,070       9,399        (142)                77,327

Selling                             11,696       3,759           -                 15,455
Administrative                       4,316       3,689           -                  8,005
-------------------------------------------------------------------------------------------
Income from Operations              52,058       1,951        (142)                53,867

Other Income and (Expenses)
     Interest income                   233           -           -                    233
     Interest expense               (1,298)       (164)     (7,228)(f)             (8,690)
     Other income (expense)            209           -           -                    209
-------------------------------------------------------------------------------------------
Earnings before Income Taxes        51,202       1,787      (7,370)                45,619
Income Taxes                        15,481         680      (2,803)(g)             13,358
-------------------------------------------------------------------------------------------
NET EARNINGS                      $ 35,721     $ 1,107     $(4,567)             $  32,261
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
NET EARNINGS PER SHARE
     BASIC                        $   1.30                                      $    1.17
     DILUTED                          1.25                                           1.13
-------------------------------------------------------------------------------------------
NUMBER OF SHARES INCLUDED IN PER
SHARE COMPUTATION
     BASIC                          27,583                                         27,583
     DILUTED                        28,530                                         28,530
--------------------------------------------------------------------------------------------

                             BMC INDUSTRIES, INC.

               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                        THREE MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


The unaudited pro forma condensed combined statement of operations for the three-month period ended March 31, 1998 has been prepared by combining the consolidated statement of earnings for the Company for the three month period ended March 31, 1998 with the statement of earnings for Orcolite Business Unit for the three month period ended March 31, 1998 and gives effect to the proforma adjustments as described in the notes hereto.


                                     BMC       ORCOLITE
                                 INDUSTRIES,   BUSINESS     PRO FORMA           PRO FORMA
                                     INC.        UNIT      ADJUSTMENTS(c)       COMBINED(c)
-------------------------------------------------------------------------------------------
Revenues                          $80,084       $10,739     $     -                $90,823
Cost of products sold              68,455         8,410          35 (d),(e)         76,900
-------------------------------------------------------------------------------------------
Gross margin                       11,629         2,329         (35)                13,923
Selling                             3,289         1,109           -                  4,398
Administrative                      1,330         1,088           -                  2,418
-------------------------------------------------------------------------------------------
Income from Operations              7,010           132         (35)                 7,107

Other Income and (Expenses)
     Interest income                   32             -           -                     32
     Interest expense              (1,383)          (30)     (1,807)(f)             (3,220)
     Other income (expense)          (144)            -                               (144)
-------------------------------------------------------------------------------------------
Earnings before Income Taxes        5,515           102      (1,842)                 3,775
Income Taxes                        1,706            39        (597)(g)              1,148
-------------------------------------------------------------------------------------------
NET EARNINGS                      $ 3,809       $    63     $(1,245)              $  2,627
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
NET EARNINGS PER SHARE
     BASIC                        $  0.14                                         $   0.10
     DILUTED                         0.14                                             0.10
-------------------------------------------------------------------------------------------
NUMBER OF SHARES INCLUDED IN
PER SHARE COMPUTATION
     BASIC                         26,994                                           26,994
     DILUTED                       27,644                                           27,644
-------------------------------------------------------------------------------------------

                              BMC INDUSTRIES, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (in thousands)

a. Pro forma adjustments to reflect the acquisition of the Orcolite Business Unit of Monsanto Company and the allocation of the estimated purchase price on the basis of estimated fair values of assets acquired and liabilities assumed as follows:


       Historical net book value at March 31, 1998                $ 59,048
       Elimination of cash balance                                      (1)
       Elimination of payable to affiliates, net                    12,573
                                                                  ---------
            Adjusted book value acquired                            71,620

       Adjustment of inventories to estimated fair value            (2,121)
       Adjustment of property, plant and equipment to fair value   (12,259)
       Acquisition-related liabilities                              (4,078)
       In-process research and development                          11,000
       Goodwill & other intangible assets                           36,838
                                                                  ---------
            Purchase price                                        $101,000
                                                                  ---------
                                                                  ---------

b. In accordance with generally accepted accounting principles, $11,000 of the purchase price has been allocated to acquired in-process research and development and immediately written-off resulting in a corresponding charge to retained earnings of $6,930 (net of deferred taxes of $4,070). This one-time charge is reflected in the unaudited pro forma condensed balance sheet but not in the pro forma condensed statement of earnings. The Company will take a charge for this item during the period ended June 30, 1998.

c. Numerous business synergies are anticipated as a result of the acquisition, including the following: consolidation of selling, marketing, distribution, customer service and administrative functions; consolidation of research and development and technical services functions; optimization of combined production capacity; and improved purchasing leverage. THE ANTICIPATED FINANCIAL IMPACT RESULTING FROM SUCH SYNERGIES HAS NOT BEEN REFLECTED IN THE ACCOMPANYING PRO FORMA STATEMENTS OF EARNINGS.

d. Represents increased amortization expense related to goodwill and other intangible assets arising from the acquisition amortized on a straight-line basis over 30 years for goodwill, 12 years for developed technology and 7 years for the work force:

     -      $    1,461  - Twelve month period ended March 31, 1998
     -      $      365  - Three month period ended March 31, 1998

e. Represents reduced depreciation expense related to the write-down of property, plant and equipment.

     -      $    1,319  - Twelve month period ended March 31, 1998
     -      $      330  - Three month period ended March 31, 1998

f. Represents increased interest expense related to borrowings to fund the acquisition purchase price.

     -      $    7,228  - Twelve month period ended March 31, 1998
     -      $    1,807  - Three month period ended March 31, 1998

g. Represents the adjustment to tax expense required to arrive at a pro forma tax based on the combined, pro forma tax structure.

                                  EXHIBIT INDEX


No.     Exhibit No.                                                                       Page
----    -------------                                                                    ------
2.1     Asset Purchase Agreement, dated as of March 25, 1998,                 Incorporated
        between Monsanto Company and VIS-ORC, Inc.                            by Reference (1)

2.2     Amendment No. 1 to Asset Purchase Agreement, dated as of              Incorporated
        May 15, 1998, between Monsanto Company and Vision-Ease                by Reference (2)
        Lens Azusa, Inc., f/k/a VIS-ORC, Inc.

23.1    Consent of Ernst & Young LLP.                                                   19

99.1    Press Release of BMC Industries, Inc. dated May 18, 1998.             Incorporated
                                                                              by Reference (2)

-----------------
(1) Incorporated by reference to the Registrant's Current Report on Form 8-K dated March 25, 1998 and filed with the Commission on April 3, 1998. (File No. 1-8467)

(2) Incorporated by reference to the Registrant's Current Report on Form 8-K dated May 15, 1998 and filed with the Commission on May 29, 1998 (File No. 1-8467).